THIS CERTIFICATE WILL BE VOID AND WITHOUT VALUE IF NOT USED FOR SUBSCRIPTION BEFORE 4:00 P.M. (TORONTO TIME) ON o , 2001

No. Radiant Energy Corporation
(Amalgamated under the laws of Canada)

CUSIP 749931 14 3	Certificate for ______________ Rights

RIGHTS CONFERRED

This transferable certificate evidences rights (“Rights”) issued by Radiant Energy Corporation (the “Corporation”) to a shareholder of record at the close of business on • , 2001 to subscribe for US $100 principal amount of Series B 8% Redeemable Convertible Subordinated Debentures at a subscription price of US $100 or Cdn. $ • per Debenture (the “Subscription Price”). Each 150 Rights evidenced by this rights certificate confers the right to purchase one (1) Debenture of the Corporation upon the terms and conditions stated in the Corporation’s rights offering prospectus evidences the Rights to subscribe referred to herein. dated • , 2001. This certificate does not entitle the holder to any claim or rights as a shareholder of the Corporation.

TO SUBSCRIBE

Subject to “Non-Participating Shareholders” on the reverse, a shareholder or transferee of this certificate wishing to subscribe for Debentures must complete Form 1 on the face and deliver this certificate and payment of the Subscription Price therefor (by way of certified cheque, bank draft or money order payable to the order of Equity Transfer Services Inc.) to Equity Transfer Services Inc. at its office shown on the reverse prior to 4:00 p.m. (Toronto time) on • , 2001 (the “Expiry Time”), unless the offering period is extended.

FORM 1 - TO SUBSCRIBE FOR DEBENTURES

I hereby irrevocably subscribe for debentures (the "Debentures"), each consisting of US $100

ADDITIONAL SUBSCRIPTION PRIVILEGE

If Form 1 is completed with respect to the maximum number of Debentures that can be subscribed for pursuant to the number of Rights evidenced hereby, the holder may, by completing Form 2 on the reverse, subscribe for his or her proportionate part of the offered. Debentures which are not subscribed for the Expiry Time, subject to any maximum number specified by the holder in Form 2. The total price of the additional Debentures so subscribed for must accompany this certificate.

TO SELL OR TRANSFER RIGHTS

Complete Form 3 on the reverse and deliver this certificate in ample time for the transferee to use it before the Expiry Time. IF FORM 3 IS PROPERLY COMPLETED, THE TRANSFEREE MAY USE THIS CERTIFICATE FOR SUBSCRIPTION WITHOUT OBTAINING A NEW RIGHTS CERTIFICATE.

TO DIVIDE OR COMBINE CERTIFICATES

Complete Form 4 on the reverse and deliver certificate(s) to Equity Transfer Services Inc. at its office shown on the reverse in ample time for the new certificate(s) to be used before the Expiry Time.

This certificate issued to

evidence the Rights to subscribe referred to herein.

Dated __________, 2001

___________________________________ President and Chief Executive Officer	___________________________________ Chief Financial Officer

FORM 1 - TO SUBSCRIBE FOR DEBENTURES

I hereby irrevocably subscribe for debentures (the “Debentures”), each consisting of US $100 principal amount of Series B 8% Redeemable Convertible Subordinated Debentures of Radiant Energy Corporation (the “Corporation”) as indicated below, upon the terms and conditions stated in the rights offering prospectus of the Corporation (the “Prospectus”) dated _______, 2001. Debentures shall be issued only in multiples of US $100.

NUMBER OF DEBENTURES SUBSCRIBED FOR AT US $100 OR CDN $______ PER DEBENTURE.

TOTAL SUBSCRIPTION PRICE: US $________________ OR CDN $_________________

I authorize Equity Transfer Services Inc., as my agent, to use its best efforts to sell any Rights in excess of the number needed for this subscription, and to send me a cheque for any such Rights sold net of brokerage fees

___________________________________
Signature of Subscriber

IF THE SUBSCRIBER IS OTHER THAN THE ABOVE NAMED REGISTERED HOLDER OF THIS CERTIFICATE, FORM 3 ON THE REVERSE MUST BE DULY COMPLETED STATING THE NAME AND ADDRESS OF THE TRANSFEREE.

THIS CERTIFICATE WILL BE VOID AND WITHOUT VALUE IF NOT USED FOR SUBSCRIPTION BEFORE 4:00 P.M. (TORONTO TIME) ON ________________, 2001.

FORM 2 - TO SUBSCRIBE FOR DEBENTURES PURSUANT TO ADDITIONAL SUBSCRIPTION PRIVILEGE

I hereby subscribe for my proportionate part of the Debentures of the Corporation available under the Additional Subscription Privilege upon the terms and conditions stated in the Prospectus. I agree to accept the number of Debentures allotted to me in accordance with such terms, subject to any maximum number of Debentures specified below. I enclose my cheque for the additional Debentures subscribed for and agree to accept the number of additional Debentures allocated to me in accordance with such terms. I understand that Equity Transfer Services Inc. will send me a certificate evidencing the number of additional Debentures allocated to me and will return to me any excess funds paid.

MAXIMUM NUMBER OF ADDITIONAL DEBENTURES: ________________________ AT US $100 OR CDN $ o PER DEBENTURE

TOTAL ADDITIONAL SUBSCRIPTION PRICE: US $ _____________________________________ OR
CDN $ ____________________________________ (Complete one only)

___________________________________
Signature of Subscriber

FORM 3 - TO SELL OR TRANSFER RIGHTS

IF THE RIGHTS ARE TO BE SOLD THROUGH AN INVESTMENT DEALER OR STOCK BROKER, DO NOT FILL IN THE NAME AND ADDRESS OF TRANSFEREE.

For value received, the Rights evidenced hereby are transferred to:

NAME OF TRANSFEREE:______________________________________________________________________________
Please print - showing one given name

ADDRESS: ________________________________________________________________________________________
TO SUBSCRIBE, THE TRANSFEREE MUST FILL IN THE ABOVE PARTICULARS AND ALSO COMPLETE FORM 1 ON THE FACE OF THIS CERTIFICATE.

___________________________________
Signature of Certificate Holder

Signature guaranteed by:_________________________________________________________________________
NOTE: The signature of the certificate holder must correspond with the name set forth on the face of this certificate, in every particular, without any change whatsoever, and should be guaranteed by a bank, trust company, member of a recognized stock exchange in Canada or by another person satisfactory to Equity Transfer Services Inc. If Form 3 is signed by a trustee, executor, administrator, curator, tutor, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, it should be accompanied by satisfactory evidence of authority to act.

FORM 4 - TO DIVIDE OR COMBINE CERTIFICATES

Please divide and deliver to the undersigned new certificate(s) in the name of the undersigned as follows. Each new certificate must represent a whole number of Rights and the total number of Rights must not exceed the whole number of Rights represented by this certificate and the certificates surrendered herewith.

___________________________________ Certificate(s) for _________________________________ Rights each

___________________________________ Certificate(s) for _________________________________ Rights each

__________________________________________________________________
Signature of Certificate holder

OFFICE OF EQUITY TRANSFER SERVICES INC. SPECIFIED FOR DELIVERY
Suite 420
120 Adelaide Street West
Toronto, Ontario
M5H 4C3

FOR USE OF AUTHORIZED INVESTMENT DEALER OR STOCK BROKER

NON-PARTICIPATING SHAREHOLDERS

The Rights represented by this certificate and the Debentures issuable upon exercise thereof are not qualified for sale under securities legislation of any jurisdiction other than the Provinces of Alberta, British Columbia, Ontario and Nova Scotia (collectively, the “Qualifying Provinces”) and the United States. Accordingly, subscriptions will not be accepted from any person who is, or who the Corporation has reason to believe is, a resident of any jurisdiction other than the Qualifying Provinces or the United States. The offering to which this certificate relates is not and under no circumstances is to be considered as an offering of any securities of the Corporation for sale in any jurisdiction other than the Qualifying Provinces and the United States, or a solicitation therein of an offer to buy any of such securities. Rights held by residents of any jurisdiction other than the Qualifying Provinces and the United States may not be exercised but will be held by Equity Transfer Services Inc. for sale on the terms and conditions set forth in the Prospectus.